EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES $100 MILLION INCREASE TO ITS

AVAILABLE CREDIT CAPACITY

LOUISVILLE, Ky. (February 6, 2006) – Kindred Healthcare, Inc. (the “Company”) (NYSE: KND) today announced that it has successfully completed a $100 million increase in the credit capacity under its revolving credit facility (the “Credit Facility”). The $100 million of additional lender commitments increases the credit capacity under the Credit Facility from $300 million to $400 million.

Paul J. Diaz, President and Chief Executive Officer of the Company, commented, “We continue to grow all four of our businesses through the planned acquisition of Commonwealth Communities Holdings LLC, new hospital development and pharmacy acquisitions. The additional $100 million of borrowing capacity provides us with the flexibility to continue to pursue our strategic development and acquisition plans.”

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.